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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 2000
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ---------------------

                           SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                             ---------------------

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:



[ ] Preliminary Proxy Statement [ ] Confidential, For Use of the Commission
    Only (as permitted by Rule 14a-6(e)(2))


[ ] Definitive Proxy Statement


[X] Definitive Additional Materials



[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      MIDAMERICAN ENERGY HOLDINGS COMPANY
               (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):


[X] No fee required.


[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)   Title of each class of securities to which transaction applies:

   (2)   Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

   (4)   Proposed maximum aggregate value of transaction:

   (5)   Total fee paid:


[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)   Amount Previously Paid:

   (2)   Form, Schedule or Registration Statement No.:

   (3)   Filing Party:

   (4)   Date Filed:

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                            [MidAmerican Letterhead]

                      MIDAMERICAN ENERGY HOLDINGS COMPANY
                                666 GRAND AVENUE
                             DES MOINES, IOWA 50309




January 14, 2000


                               IMPORTANT REMINDER


Dear MidAmerican Shareholder:

         Your proxy has not yet been received for the special meeting of shareholders of MidAmerican Energy Holdings Company to be held at 9:00 a.m., Central time, on Thursday, January 27, 2000, at the Marriott Hotel, 700 Grand Avenue, Des Moines, Iowa. NO MATTER HOW MANY SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT.

         At the special meeting, you are being asked to consider and vote upon the proposed merger of MidAmerican with and into Teton Acquisition Corp., a company formed by an investor group including Berkshire Hathaway Inc., Walter Scott, Jr., a director of MidAmerican, and David L. Sokol, MidAmerican's Chairman and Chief Executive Officer, pursuant to a merger agreement that we entered into on October 24, 1999. IF WE COMPLETE THE MERGER, SHAREHOLDERS OF MIDAMERICAN WILL RECEIVE $35.05 IN CASH FOR EACH MIDAMERICAN SHARE THEY OWN. Information regarding the merger and certain related matters is contained in the Proxy Statement dated December 27, 1999, previously sent to you. If you need another copy of the Proxy Statement or have any questions, please contact MacKenzie Partners, Inc., which is assisting us with the solicitation of proxies, toll-free at (800) 322-2885 or collect at (212) 929-5500.

         TIME IS SHORT. EVEN IF YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE TAKE THE TIME TO VOTE TODAY. FOR THE QUICKEST RESPONSE, PLEASE FOLLOW THE ENCLOSED TELEPHONE OR INTERNET VOTING INSTRUCTIONS, OR YOU MAY ALSO SIGN, DATE AND MAIL THE ENCLOSED DUPLICATE PROXY IN THE POSTAGE PAID ENVELOPE.

         Your prompt attention to this matter would be greatly appreciated. If you recently returned your proxy, we thank you for your participation in the special meeting.


Sincerely,

/s/ Steven A. McArthur
-------------------------------------------------
Steven A. McArthur
Senior Vice President, Mergers and Acquisitions,
and Corporate Secretary